SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2009

Nu Horizons Electronics Corp.
(Exact name of Company as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Company's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At the 2009 Annual  Meeting of  Stockholders  held on August 4, 2009 (the “2009 Annual Meeting”),  the stockholders of the Nu Horizons Electronics Corp. (the “Company”) approved the proposed amendments to the Company’s 2002 Outside Directors’ Stock Option Plan, as amended (the “2002 Director Plan”) to (i) remove the condition that a non-employee director serve on the Board for at least three full months prior to the date of the grant that is automatically made on the date of the Company’s annual meeting (the “Annual Grant”) and (ii) enable the Board, in its discretion, to grant options to new non-employee directors at or about the time such new non-employee director is first elected or appointed to the Board.

The principal features of the 2002 Director Plan are summarized below but the summary is qualified in its entirety by the full text of the 2002 Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Stock Subject to the Plan

The Company may issue up to 600,000 shares of common stock upon the exercise of all stock options under the 2002 Director Plan.  After giving effect to the Annual Grant made on the date of the 2009 Annual Meeting to the non-employee directors now serving, there are currently 105,000 shares available for grant under the 2002 Director Plan.  The stock to be offered under the 2002 Director Plan consists of shares of the Company’s common stock, whether authorized but unissued or reacquired.  The number of shares issuable and the exercise price of outstanding options are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the Plan

After giving effect to the proposed amendments, the Board has the discretion to award a grant of options to a new non-employee director at or about the time he or she joins the Board.  The Board will determine whether to make any such grant and, if it so determines, the number of shares for which the option may be exercised.  Shareholder approval of the proposed amendment to the 2002 Director Plan constituted pre-approval of each Annual Grant under the 2002 Director Plan on or after the date of the approval of the plan amendment and the subsequent exercise of that option pursuant to the terms of the plan and the applicable stock option agreement.  All other provisions of the 2002 Director Plan are administered by the Company’s Board of Directors.

The Board has authority to interpret the 2002 Director Plan, including to prescribe, amend and rescind the rules and regulations relating to the 2002 Director Plan. The Board does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Participants

Only non-employee Board members are eligible to participate in the 2002 Director Plan.

Option Grants

The Board may, in its sole discretion, determine to grant options to any non-employee director at or about the time that such non-employee director first becomes elected or appointed to the Board.  The amount of any options granted shall be as determined by the Board at the time of such grant.

In addition, at each annual stockholder meeting during the term of the 2002 Director Plan, each non-employee director shall automatically receive the Annual Grant of 15,000 Shares, provided that the grant of an Annual Option shall be subject to the person’s continued service as a non-employee director.  In the event that any option granted under the 2002 Director Plan would cause the number of shares subject to outstanding options plus the number of shares previously purchased upon exercise of options to exceed the maximum aggregate number of shares which may be optioned and sold under the 2002 Director Plan, then each such automatic grant shall be for that number of shares determined by dividing the total number of shares remaining available for grant by the number of non-employee directors on the automatic grant date.

Exercise Price, Term, Vesting Schedule

The options to be granted under the 2002 Director Plan will be non-qualified stock options.  The exercise price for the options will be not less than the market value of the Company’s common stock on the date of grant of the stock option.

Stock options granted under the 2002 Director Plan shall expire not later than ten years from the date of grant.

Stock options granted under the 2002 Director Plan become exercisable only in installments as follows:

•	up to thirty-three and one-third percent (33 1/3%) on the date of grant;

•	up to sixty-six and two-thirds percent (66 2/3%) of the subject shares on and after the first anniversary of the date of grant; and

•	up to all of the subject shares on and after the second anniversary of the date of the grant of such option.

Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashier’s check or, at the Company’s option, in shares of common stock valued at their fair market value on the date of exercise, or a combination of cash and stock.

A stock option is exercisable during the optionee’s lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is serving as a director, except that, upon termination of his service (other than (1) by death or (2) by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.

Upon termination of all employment by total disability or death, the optionee, the optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the total disability or death of the optionee, as the case may be, may exercise such option at any time within twelve months after his or her termination, but only to the extent such option is exercisable on the date of such termination.

Change in Control

In the event of a “change in control,” at the option of the Board, (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within 60 days after the change in control any option or portion of an option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

For purposes of the 2002 Director Plan, a change in control is defined as

•	a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or

•
if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nu Horizons or any “person” who on the date of the adoption of the 2002 Director Plan is a director or officer of Nu Horizons, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or

•
if during any period of two consecutive years during the term of the 2002 Director Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the Board.

Item 8.01	Other Events.

At the 2009 Annual Meeting, two directors were elected to Class I to serve until the Annual Meeting of Stockholders in 2012 and one director was elected to Class III to serve until the Annual Meeting of Stockholders in 2011.

The names of the directors elected at the 2009 Annual Meeting and votes cast in favor of their election and shares withheld are as follows:

Class I
Name	For	Withheld
Herbert. M. Gardner	12,133,356	3,851,310
David Siegel	15,437,117	547,549

Class III
Name	For	Withheld
Steven J. Bilodeau	15,458,151	526,515

Additional directors, whose terms of office as directors continued after the 2009 Annual Meeting, are as follows:

Class II (to serve until the Annual Meeting of Stockholders in 2010): Dominic A. Polimeni, Richard S. Schuster and Kurt Freudenberg

Class III (to serve until the Annual Meeting of Stockholders in 2011): Arthur Nadata, Martin Novick

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	2002 Outside Directors’ Stock Option Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.
(Company)

Date: August 7, 2009	By:	/s/ Kurt Freudenberg
		Name:	Kurt Freudenberg
		Title:	Executive Vice President- Finance
Chief Financial Officer